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                                                                   EXHIBIT 10.13



                          WATER PIK TECHNOLOGIES, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                              (THE STOCK ADVANTAGE)



ARTICLE I.  INTRODUCTION AND PURPOSES OF THE PLAN

               1.01 INTRODUCTION. The Water Pik Technologies, Inc. Employee Stock Purchase Plan, also known as The Stock Advantage (the "Plan"), is intended to provide certain employees of the Company the opportunity to acquire shares of the Company's common stock and thereby better align the interests of the employees and the stockholders of the Company. The Plan is divided into two component programs, the Employee Stock Purchase Program, also known as The Stock Advantage (the "ESPP"), and the Stock Acquisition and Retention Program (the "SARP"). While both the ESPP and the SARP programs are subject to the general provisions of the Plan, each program has separate eligibility and stock acquisition provisions.

               1.02 PURPOSE OF THE ESPP. The ESPP is intended to provide Eligible Employees (defined below) with an opportunity to purchase shares of Water Pik Technologies, Inc. Common Stock through payroll deductions supplemented by Company Contributions (defined below). The ESPP is designed to provide for voluntary employee stock ownership in the Company. The ESPP is not intended to comply with the provisions of
        Section 423 of the Internal Revenue Code of 1986, as amended, or any successor tax provision.

               1.03 PURPOSE OF THE SARP. The purpose of the SARP is to assist the Company in retaining and motivating selected key management employees who will contribute to the success of the Company. The SARP encourages designated employees to hold a proprietary interest in the Company by offering them an opportunity to receive grants of restricted shares of Common Stock which, in accordance with the terms and conditions set forth below, will vest only if the employees retain, for a specified period of time, ownership of (i) shares of Common Stock purchased pursuant to the SARP or (ii) already-owned shares of Stock which such employees identify as being subject to the SARP. Awards under the SARP will act as an incentive to participating employees to achieve long-term objectives which will inure to the benefit of all stockholders of the Company.

ARTICLE II.  DEFINITIONS

               2.01 AWARD AGREEMENT means a written agreement between the Company and a SARP Participant or a written acknowledgment from the Company specifically setting forth


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        the terms and conditions of an award of Restricted Stock granted to a
        SARP Participant pursuant to Article VIII.

               2.02  BOARD shall mean the Board of Directors of the Company.

               2.03 BUSINESS DAY means any day on which the New York Stock Exchange shall be open for trading.

               2.04 CAUSE means a determination by the Committee that a SARP Participant has engaged in conduct that is dishonest or illegal, involves moral turpitude or jeopardizes the Company's right to operate its business in the manner in which it is now operated.

               2.05  CHANGE IN CONTROL means any of the events set forth below:

                      (a) The acquisition in one or more transactions, other
               than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company Voting Securities in excess of 25% of the Company Voting Securities unless such acquisition has been approved by the Board; or

                      (b) Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than
               (i) persons who were members of the Board on January 1, 2000 and
               (ii) persons who were nominated for election as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on January 1, 2000; provided, however, that any person nominated for election by the Board at a time when at least two-thirds of the members of the Board were persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i); or

                      (c) Approval by the stockholders of the Company of a
               reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be; or



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                      (d) Approval by the stockholders of the Company of (i) a
               complete liquidation or dissolution of the Company or (ii) a sale or other disposition of all or substantially all the assets of the Company.

               2.06 COMMITTEE means the Stock Incentive Award Subcommittee of the Board, in the case of performance-based compensation for individuals who are executive officers of the Company, and the Personnel and Compensation Committee of the Board, in all other cases.

               2.07 COMMON STOCK shall mean shares of common stock of the Company, $.01 par value per share.

               2.08 COMPANY shall mean Water Pik Technologies, Inc., a Delaware corporation, its Subsidiaries, and any successors thereto.

               2.09 COMPANY CONTRIBUTION shall mean an amount paid by the Company equal to 15% of the ESPP Participant's Contribution.

               2.10 COMPENSATION shall mean the base salary or wages received by an employee from the Company, a Division or a Subsidiary.

               2.11 COMPANY VOTING SECURITIES means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of the Board.

               2.12 DATE OF GRANT means the date as of which an award of Restricted Stock is granted in accordance with Article VIII.

               2.13 DESIGNATED STOCK means shares of Common Stock already owned by a SARP Participant that the SARP Participant identifies as being subject to the SARP, thereby triggering the grant of Restricted Stock to such SARP Participant pursuant to Article VIII.

               2.14 DESIGNATION NOTICE means a written notice, in a form acceptable to the Committee, by which a SARP Participant designates previously-acquired shares of Common Stock as Designated Stock.

               2.15 DISABILITY means any physical or mental injury or disease of a permanent nature which renders a SARP Participant incapable of meeting the requirements of the employment performed by such SARP Participant immediately prior to the commencement of such disability. The determination of whether a SARP Participant is disabled shall be made by the Committee in its sole and absolute discretion. Notwithstanding the foregoing, if a SARP Participant's employment by the Company or an applicable subsidiary terminates by reason of a disability, as defined in an Employment Agreement between such SARP Participant and the Company or an applicable Subsidiary, such SARP Participant shall be deemed to be disabled for purposes of the SARP.



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               2.16 DIVIDENDS shall mean dividends or dividend equivalents paid with respect to shares of Common Stock.

               2.17 DIVISION shall mean any domestic division of the Company or of any Subsidiary designated by the President of the Company or the Board of Directors to participate in the Plan.

               2.18  EFFECTIVE DATE means November 29, 1999.

               2.19 ELIGIBLE EMPLOYEES shall mean only those Employees who are eligible to participate in the Plan in accordance with the terms of
        Article V.

               2.20 EMPLOYEES shall mean all persons who are employed by the Company, a Division or a Subsidiary who work in the United States and whose wages are subject to FICA.

               2.21 ESPP means the Employee Stock Purchase Program component of the Plan as described in Article I, as the same may be amended from time to time.

               2.22 ESPP PARTICIPANT shall mean any Eligible Employee who elects to participate in the ESPP in accordance with the terms of Section 5.01

               2.23 ESPP PARTICIPANT CONTRIBUTION shall mean the payroll deduction withheld periodically from the Compensation of each ESPP Participant which shall be credited to each ESPP Participant's Share Account.

               2.24 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

               2.25 FAIR MARKET VALUE means, as of any given date, the average of the high and low trading prices of the Stock on such date as reported on the New York Stock Exchange or, if the Stock is not then traded on the New York Stock Exchange, on such other national securities exchange on which the Stock is admitted to trade, or, if none, on the National Association of Securities Dealers Automated Quotation System if the Stock is admitted for quotation thereon; provided, however, if there were no sales reported as of such date, Fair Market Value shall be computed as of the last date preceding such date on which a sale was reported; provided, further, that if any such exchange or quotation system is closed on any day on which Fair Market Value is to be determined, Fair Market Value shall be determined as of the first date immediately preceding such date on which such exchange or quotation system was open for trading.

               2.26 HUMAN RESOURCES DEPARTMENT shall mean the department at the Company, Division or Subsidiary responsible for processing enrollment applications and change forms in connection with the ESPP.

               2.27 OUTSTANDING STOCK means, at any time, the issued and outstanding Common Stock.



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               2.28 PERMITTED TRANSFEREE means a SARP Participant's spouse, or
        (by blood, adoption or marriage) parent, child, stepchild, descendant or sibling, or the estate, any guardian, custodian, conservator or committee of, or any trust for the benefit of, the SARP Participant or any of the foregoing persons.

               2.29 PLAN shall mean the Water Pik Technologies, Inc. Employee Stock Purchase Plan, also known as The Stock Advantage, as the same may be amended from time to time.

               2.30 PLAN ADMINISTRATOR shall mean any broker or other person, as those terms are used in the Exchange Act, selected by the Committee or the Board, from time to time to provide brokerage and other administrative services with respect to the ESPP portion of the Plan.

               2.31 PURCHASE AMOUNT means the dollar amount that a SARP Participant specifies in a Purchase Notice with respect to a particular Purchase Date.

               2.32 PURCHASE DATE means, with respect to the ESPP feature of the Plan, the Business Day or Days, as the case may be, upon which shares are purchased under the ESPP. With respect to the SARP feature of the Plan, "Purchase Date" shall mean, for any Offering Period, the Business Day immediately following the last day of the Offering Period.

               2.33 PURCHASED STOCK means Common Stock purchased by a SARP Participant pursuant to Article VII, which triggers the grant of Restricted Stock to such SARP Participant pursuant to Article VIII.

               2.34 PURCHASE LOAN means a loan provided to a SARP Participant by the Company to facilitate the SARP Participant's purchase of Common Stock pursuant to Section 7.01.

               2.35 PURCHASE NOTICE means a written notice, in a form acceptable to the Committee, by which a SARP Participant may elect to purchase Common Stock as of a Purchase Date in accordance with Section 7.01.

               2.36 RELATED STOCK means, with respect to any share of Restricted Stock, the two shares of Purchased Stock or Designated Stock, as the case may be, which entitle such Participant to receive such share of Restricted Stock pursuant to Article VIII.

               2.37 RESTRICTED STOCK means shares of Common Stock awarded to a SARP Participant subject to restrictions as described in Article VIII.

               2.38 SARP means the Stock Acquisition and Retention Program component of the Plan as described in Article I, as the same may be amended from time to time.



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               2.39 SARP PARTICIPANT means any Eligible Employee selected by the
        Committee, pursuant to Section 5.02, as eligible to participate under the SARP.

               2.40 SHARE ACCOUNT shall mean the account established and maintained for each ESPP Participant.

               2.41 SUBSIDIARY shall mean any domestic corporation of which at least 50% of the combined voting power of all classes of stock is owned directly or indirectly by the Company and which is designated by the President of the Company or the Board to participate in the Plan.

               2.42 OFFERING PERIOD means each period of time designated by the Committee in any calendar year and generally consisting of the ten (10) consecutive Business Days beginning on the third (3rd) Business Day following the release by the Company of its quarterly or annual summary statements of sales and earnings, as applicable, and ending on the twelfth (12th) Business Day following such date.

ARTICLE III.  ADMINISTRATION

        The Plan shall be administered by the Committee, which shall have exclusive and final authority and discretion in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole and absolute authority and discretion to (i) interpret the Plan, (ii) to modify or otherwise amend the Plan, (iii) to select, in accordance with Section 5.01, the persons who will be SARP Participants hereunder, (iv) to determine the eligibility of individuals to participate in the Plan, (v) to determine the duration of leaves of absence which may be granted to Participants without constituting a termination of their employment for the purposes of the Plan, (vi) to impose such conditions and restrictions as it determines appropriate and (vii) to take such other actions and make such other determinations in connection with the Plan as it may deem necessary or advisable. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan and their legal representatives and beneficiaries. No member of the Committee shall be liable for any action taken, or determination made, by the Committee in good faith.

ARTICLE IV.  STOCK ISSUABLE UNDER THE PLAN

               4.01 NUMBER OF SHARES OF STOCK ISSUABLE. Subject to adjustments as provided in Section 9.06 of the Plan, the maximum number of shares of Common Stock available for issuance under the Plan shall be 500,000. The Common Stock to be offered under the Plan shall be authorized and unissued Common Stock, or Common Stock which shall have been reacquired by the Company and held in its treasury.

               4.02 SHARES SUBJECT TO TERMINATED SARP AWARDS. Shares of Common Stock forfeited as provided in Section 8.02 may again be issued under the SARP.



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ARTICLE V.  ELIGIBILITY TO PARTICIPATE IN THE PLAN

               5.01  ELIGIBILITY TO PARTICIPATE IN THE ESPP.

                      (a) Requirements. A regular status Employee shall be
               eligible to participate in the ESPP feature of the Plan if he or she is employed by the Company, a Division or a Subsidiary on the one year anniversary of his or her hire date and he or she was credited with at least 1,000 hours of employment during the preceding twelve-month period, except for Employees (i) under the age of majority in the applicable state, or (ii) covered by a collective bargaining agreement, unless the agreement specifically provides that such employees are eligible to participate in the Plan. Employees are credited with an hour of employment for every hour for which such Employee is paid by the Company, a Division or a Subsidiary, including vacation, holiday, sick leave, jury duty or layoffs. Temporary status employees are not eligible to participate in the Plan.

                      (b) Reemployment. Any Participant whose employment by the
               Company, a Division or Subsidiary is terminated and is later rehired by the Company, a Division or a Subsidiary is eligible to become an ESPP Participant on the date he or she is rehired. An employee who leaves the Company, a Division or a Subsidiary before fulfilling the eligibility requirements and later is rehired by the Company, a Division or Subsidiary will receive credit for prior service in meeting the eligibility requirements set forth in Section 5.01(a).

                      (c) Limitation on Participation of Certain Officers. No
               officer (as such term is defined under Rule 16a-1 of the Exchange
               Act) of the Company shall be eligible to participate in the Plan until such time that the Board authorizes such participation based on advice from counsel to the Company that the ESPP and the Plan meet the criteria of Rule 16b-3 of the Exchange Act.

                      (d) Enrollment. An Eligible Employee may become an ESPP
               Participant by filing a written enrollment application with the Human Resources Department which includes a purchase order form authorizing the Plan Administrator to establish a Share Account for the benefit of the ESPP Participant and authorizing payroll deductions in accordance with Section 6.01.

               5.02  ELIGIBILITY TO PARTICIPATE IN THE SARP.

                      (a) Designation of Participants. Participants in the SARP
               shall be such officers or senior executives of the Company as the Committee, in its sole discretion, may designate as eligible to participate in the SARP. Prior to the commencement of each calendar year during the term of the SARP, the Committee shall designate the Employees who are eligible to participate in the SARP during such calendar year; provided, however, that with respect to calendar year 1999, such



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               designations shall be made no later than thirty (30) days
               following the Effective Date. The Committee's designation of a SARP Participant with respect to any calendar year shall not require the Committee to designate such person as a SARP Participant with respect to any other calendar year. The Committee shall consider such factors as it deems pertinent in selecting SARP Participants. The Committee may in its sole discretion limit the extent of participation by any SARP Participant in any calendar year, including but not limited to restricting the number of any Purchased or Restricted Shares, frequency of elections or any other levels of participation. The Committee shall promptly provide to each Employee selected as a SARP Participant written notice of such selection. The designation of an Employee as a SARP Participant with respect to a calendar year shall permit such person to elect to submit one or more Purchase Notices and/or Designation Notices during such calendar year irrespective of whether, in the case of Purchase Notices, the applicable Purchase Date(s) fall within such calendar year.

                      (b) SARP Participant Elections. A person who is designated as a SARP Participant in accordance with Section 5.02(a) shall be entitled to purchase Common Stock by delivering one or more Purchase Notices in accordance with Article VII and such Common Stock purchases shall result in the award of Restricted Stock to such SARP Participant in accordance with Article VIII. In addition, a SARP Participant shall be entitled to designate as Designated Stock, in one or more Designation Notices delivered to the Company at any time during a calendar year, any even number of shares of Common Stock then owned by the SARP Participant, other than shares of Purchased Stock, shares of Common Stock credited to the SARP Participant's account under any tax qualified employee benefit plan sponsored by the Company and shares of Common Stock subject to outstanding and as yet unexercised stock options. Such designation of shares as Designated Stock shall result in the award of Restricted Stock to the SARP Participant in accordance with Article VIII. The sum of
               (i) the aggregate Purchase Amounts elected by a SARP Participant pursuant to one or more Purchase Notices submitted within any one calendar year and (ii) the Fair Market Value of the Designated Stock designated by the SARP Participant pursuant to one or more Designation Notices submitted within such calendar year (such Fair Market Value being determined as of the date the applicable Designation Notice is delivered), shall not exceed such SARP Participant's gross annual salary in effect on the first day of such calendar year or first day of employment, if such SARP Participant was not employed with the Company on the first day of such calendar year; provided, however, that for calendar year 1999, such total amount may equal two times the SARP Participant's gross annual salary.

ARTICLE VI.  EMPLOYEE STOCK PLAN PROGRAM PROVISIONS

               6.01  PARTICIPANT CONTRIBUTIONS



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                      (a) Participant Contributions. Each ESPP Participant shall authorize in the election form required under Section 5.01(d) an ESPP Participant Contribution in whole-dollar amounts for each pay period, subject to the minimum and maximum contributions set forth below, depending on the ESPP Participant's payroll schedule:



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
                      Frequency
                      of Paycheck           Minimum       Maximum
                      -----------           -------       -------
                      Weekly                $ 5.00        $ 92.00
                      Bi-weekly              10.00         184.00
                      Semi-monthly           10.00         200.00
                      Monthly                20.00         400.00

                      (b) Limit on Participant Contribution. Notwithstanding the
               foregoing, in no event shall an ESPP Participant's Contribution exceed 25% of such ESPP Participant's Compensation for such pay period.

                      (c) Effective Date of Payroll Deduction. Except as set
               forth below, each Eligible Employee's initial enrollment application shall be effective no later than the first payroll period in the quarter next succeeding the date upon which such completed application is received by the Human Resources Department, unless a later date is specified by the Eligible Employee. Each Eligible Employee's completed initial enrollment application received during the calendar quarter in which the Company, Division or Subsidiary commences participation in the Plan will be effective as of the first payroll period in the calendar month next succeeding the date upon which such application is received by the Human Resources Department. Completed initial enrollment applications must be received by the Human Resources Department at least two weeks before the effective date of an Employee's enrollment. Payroll deduction authorizations will remain effective until revised or terminated as hereinafter provided.

                      (d) Plan Administrator. The ESPP feature of the Plan shall be administered by a Plan Administrator designated by the Committee or the Board to serve at its or their pleasure. The Committee shall inform ESPP Participants of the name, address and telephone number of the Plan Administrator.

                      (e) Changing Contribution Elections. ESPP Participants may
               increase or decrease their payroll deductions (in whole-dollar amounts, subject to the minimum and maximum limitations set forth above) by submitting a written request to the Human Resources Department. Any such changes will be effective as of the earliest of the first day of January, April, July or October, immediately succeeding receipt by the Human Resources Department of the written request, provided that the written request for such changes must be received by the Human Resources Department at least two weeks before the changes are to become effective. ESPP Participants may suspend payroll deductions, without terminating participation in the ESPP, effective as of the payroll cycle following a



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               written request, but must wait one full quarter following the quarter in which the deduction was suspended to resume deductions.

                      (f) Termination of Employment. Upon the termination of an
               ESPP Participant's employment with the Company, a Division or Subsidiary, the ESPP Participant may not make ESPP Participant Contributions from lump-sum payments to him or her and no Company Contributions will be made with respect thereto.

                      (g) Legal Restrictions on Changes in Contribution
               Elections. Notwithstanding the foregoing, no change to payroll deductions shall become effective unless such change shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the securities laws of any state having appropriate jurisdiction, and the various rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed.

               6.02 COMPANY CONTRIBUTION. The Company shall contribute an amount equal to 15% of each ESPP Participant's monthly Participant Contribution towards the purchase of shares of Common Stock. Such Company Contribution may be made in cash to purchase shares for the ESPP Participant's account, or in treasury or authorized by unissued shares of Common Stock, or both.

               6.03  PURCHASE AND ALLOCATION OF COMMON STOCK UNDER THE ESPP

                      (a) Purchases. Subject to and in accordance with the terms of the Plan, each ESPP Participant shall have the ESPP Participant Contribution withheld from his or her Compensation by payroll deduction. The Company, the Divisions and the Subsidiaries shall accumulate on a calendar month basis and hold, without interest to the ESPP Participants, all ESPP Participant Contributions. As soon as practicable after the end of each month, the Company shall apply the sum of all ESPP Participant Contributions and Company Contributions for that month toward the purchase of shares of Common Stock on behalf of those ESPP Participants who have chosen to make Participant Contributions for such month.

                      (b) Allocation. The Company may elect to issue authorized
               but unissued shares, use treasury shares or instruct the Plan Administrator to purchase shares of common Stock in the open market on the Purchase Date. Shares of Common Stock shall be purchased at the Fair Market Value on the Purchase Date. The Plan Administrator shall then allocate to the Share Account of each ESPP Participant the number of whole shares (or fractional interests in whole shares) of Common Stock purchased by the Plan Administrator under the ESPP for such month, determined by dividing the sum of such ESPP Participant's Participant Contributions withheld during that month, plus the Company Contributions for such ESPP Participants for that month, by the per share price of the Common Stock purchased under the ESPP for that month.



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                      (c) Additional Purchases. An ESPP Participant may add
               other shares of Common Stock to his or her Share Account at any time by separate purchases arranged with the Plan Administrator, or by delivering other shares owned by such ESPP Participant to the Plan Administrator. The Company will pay the Plan Administrator's commissions on purchases made with Participant Contributions and Company Contributions and on dividends reinvested with respect to shares of the Company's Common Stock purchased through the ESPP. The Company will not pay commissions with respect to independent purchases or any sales made by any Participants or reinvested dividends on shares purchased outside of the ESPP (unless the Company adopts a universal dividend reinvestment plan).

                      (d) Vesting and Share Certificates. At the time of
               purchase, each ESPP Participant immediately acquires fully vested ownership of all shares of Common Stock and any fractional interest in shares purchased on his or her behalf. Each Share Account shall be held by the Plan Administrator in the appropriate ESPP Participant's name. Unless otherwise requested by the ESPP Participant, all shares of Common Stock will be registered in street name and will remain so registered until delivery of the shares is requested. An ESPP Participant may request that a certificate for any or all of his or her full shares be delivered to him or her upon the payment by the ESPP Participant of any applicable fee prescribed by the Plan Administrator for such service.

                      (e) Dividends. Each ESPP Participant's Share Account will
               be credited with all Dividends paid in request of the full shares of any fractional interest in shares held in his or her account. Cash Dividends will be reinvested in the Common Stock as promptly as practicable following receipt thereof by the Plan Administrator unless the ESPP Participant instructs the Plan Administrator to the contrary. Stock Dividends and/or any stock splits with respect to the shares of Common Stock held in the ESPP Participant's Share Account will be credited to the Share Account without charge.

               6.04 DISPOSITION OF SHARES. An ESPP Participant may instruct the Plan Administrator to sell any or all of his or her full shares and the fractional interest in shares allocable to his or her Share Account. Based on instructions from the ESPP Participant, upon such sale, the Plan Administrator will either mail the ESPP Participant a check for the proceeds or credit such Participant's Share Account with such proceeds in each case, less the brokerage commission and any transfer taxes, registration fee or other normal charges which are payable by the ESPP Participant. Such instructions to the Plan Administrator or a request for delivery of certificates will not affect the ESPP Participant's status as an ESPP Participant unless he or she sells shares held in his or her Share Account through the Plan Administrator more than twice a year. If an ESPP Participant sells shares held in his or her Share Account through the Plan Administrator more than twice per year, the ESPP Participant must withdraw from the Plan for one year.



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               6.05 SHARE ACCOUNT STATEMENTS. Each ESPP Participant shall receive statements of his or her account at least quarterly, or more often at the discretion of the management committee supervising administration of the Plan on behalf of the Company. Such statements shall serve as evidence of stock ownership and as the basis for tax records, and should be retained by the ESPP Participant as a permanent record. The relationship between the broker for the Plan Administrator and the ESPP Participant shall be a normal relationship of a broker and its client, and neither the Company, the Division, nor the Subsidiaries, shall assume any responsibility in this respect.

               6.06  TERMINATION OF PLAN PARTICIPATION.

                      (a) Notice of Termination. An ESPP Participant may
               terminate his or her participation in the ESPP at any time upon written notice to the Human Resources Department, effective the payroll cycle following the written notice. Any voluntary termination from the ESPP, or termination pursuant to Section 6.04, shall be for a period of not less than one year in duration. An ESPP Participant's participation in the ESPP shall terminate automatically without notice upon death or other termination of employment by the ESPP Participant with the Company, a Division or Subsidiary. Upon an ESPP Participant's termination of participation in the Plan, the Participant's Share Account shall be closed as set forth below.

                      (b) Termination of Share Account. Until the Plan
               Administrator shall have received written instructions from the ESPP Participant (or his or her estate) upon termination of the ESPP Participant's participation in the ESPP, shares of Common Stock held by the Plan Administrator in the Participant's Share Account shall, unless otherwise instructed, continue to be held by the Plan Administrator in accordance herewith for a reasonable period of time. Upon receipt of appropriate written instructions from the ESPP Participant (or his or her estate), the Plan Administrator shall either cause any whole shares of the Common Stock credited to the Share Account of the Participant to be transferred in accordance with such instructions (and shall cause certificates representing such shares to be mailed in accordance with the instructions), or sell any whole shares of the Common Stock at the prevailing market price and mail the proceeds, less the brokerage commission and any transfer taxes, registration fee or other normal charges which are payable by the ESPP Participant, in accordance with the instructions of the ESPP Participant (or his or her estate). Any fractional interest in a share of Common Stock held in the Share Account will be sold by the Plan Administrator a the prevailing market price and a check for the proceeds of sale thereon will be mailed in accordance with the instructions of the ESPP Participant (or his or her estate).

               6.07 VOTING RIGHTS AND SHAREHOLDER COMMUNICATIONS. The Plan Administrator shall deliver to each ESPP Participant as promptly as practicable, by mail or otherwise, all notices of meetings and proxy statements. ESPP Participants shall also receive all other material distributed by the Company to its stockholders. The whole



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        shares in each ESPP Participant's Share Account shall be voted in accordance with the Participant's signed proxy instructions duly delivered to the Plan Administrator, or otherwise, in accordance with rules applicable to stock listed on the New York Stock Exchange or, if the shares of Common Stock are not listed on such exchange, the successor principal national exchange on which the shares of Common Stock are listed.

               6.08 ESPP RIGHTS NOT TRANSFERABLE. Rights under the ESPP are exercisable only by the ESPP Participant during his or her lifetime and may not be assigned, transferred or encumbered by his or her prior to the withdrawal of shares of Common Stock from his or her Share Account. If an ESPP Participant attempts to assign, transfer or encumber any rights under the ESPP prior to the withdrawal of shares of Common Stock from his or her Share Account, except through a sale consistent with the terms of the ESPP, such attempt shall be void.

ARTICLE VII.  STOCK ACQUISITION AND RETENTION PROGRAM PROVISIONS

               7.01 STOCK PURCHASE ELECTIONS. A SARP Participant shall have the right to purchase Common Stock in accordance with the terms of this
        Article VII. A SARP Participant may elect to purchase Common Stock under this SARP by delivering to the Company a Purchase Notice and cash and/or a promissory note executed by the Participant in an amount equal to the purchase price designated in such Participant's Purchase Notice. Such Purchase Notice shall set forth, among other things, the Purchase Amount elected by the Participant. Such promissory note which shall evidence such Participant's Purchase Loan in accordance with Section 7.03, shall be in a principal amount equal to the Purchase Amount designated in such Participant's Purchase Notice and shall by its terms become effective as of the applicable Purchase Date. All elections under this Section 7.01 shall be irrevocable. If an election is submitted during an Offering Period, such election shall take effect as of the Purchase Date immediately following the close of such Offering Period. If an election is not submitted during an Offering Period, such election shall take effect as of the Purchase Date immediately following the close of the next Offering Period.

               7.02 ISSUANCE OF AND PAYMENT FOR COMMON STOCK. As of each Purchase Date, the Company shall credit to each SARP Participant the number of shares of Purchased Common Stock purchased pursuant to the Purchase Notice submitted by such Participant. The number of shares of Purchased Common Stock to be so credited shall be determined by dividing the Purchase Amount designated by such SARP Participant in his or her Purchase Notice by a purchase price per share equal to the average Fair Market Value during the Window Period. As of any Purchase Date, only an even number of shares of Purchased Common Stock can be purchased by a SARP Participant and in no event shall the Company be required to issue fractional shares. The Purchase Amount elected by a Participant, and the principal amount of the related promissory note, shall be automatically reduced (and if the entire Purchase Amount is paid in cash, cash shall be returned to the Participant) to the minimum extent necessary in order that an even number of whole shares of Purchased Common Stock is credited to such SARP Participant as of the Purchase Date. The purchase price for shares of Purchased Common Stock credited to a SARP Participant as of



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

        a Purchase Date shall be paid in cash and/or by means of a Purchase Loan made by the Company to the SARP Participant in accordance with Section
        7.03. The SARP Participant shall have all of the rights of a stockholder with respect to the shares of Purchased Common Stock credited to him or her under this Section 7.02 including, but not limited to, the right to vote such shares and the right to receive dividends (or dividend equivalents) paid with respect to such shares.

               7.03  TERMS OF PURCHASE LOAN.

                      (a) Purchase Loan. The promissory note delivered to the
               Company by a SARP Participant in accordance with Section 7.01 shall evidence a Purchase Loan in principal amount equal to such Participant's Purchase Amount reduced by the amount of cash paid, if any. Unless the Committee shall otherwise determine prior to the applicable Purchase Date, each Purchase Loan shall have a term not to exceed ten years, and be secured by the shares of Purchased Common Stock acquired with such Purchase Loan.

                      (b) Interest on Purchase Loan. Until the SARP
               Participant's Purchase Loan is paid in full, or otherwise satisfied or discharged in full, interest on the outstanding balance of the Purchase Loan shall accrue at a fixed rate per annum equal to the minimum rate required to avoid imputed interest under the applicable provisions of the Internal Revenue Code of 1986, as amended.

                      (c) Repayment of Purchase Loan. No principal or interest
               payments with respect to a Purchase Loan shall be required prior to the fifth anniversary of the date such Purchase Loan is made; provided, however, that prior to such fifth anniversary, cash dividends on shares of Purchased Common Stock held as security for such Purchase Loan, and on the related shares of Restricted Common Stock, shall be applied to pay accrued interest on the Purchase Loan (any non-cash dividends shall remain as part of the collateral securing such Purchase Loan). After such fifth anniversary, level monthly payments of principal and accrued interest with respect to a Purchase Loan shall be required for the remaining term thereof. Unless otherwise determined by the Committee, all outstanding principal and interest on a SARP Participant's Purchase Loan shall be immediately due and payable in full upon termination of the SARP Participant's employment with the Company and its affiliates. All or any portion of the principal and/or interest with respect to a Purchase Loan may, at the election of the SARP Participant, be paid by the delivery to the Company of whole shares of Common Stock, other than (i) shares of Common Stock credited to the SARP Participant's account under any tax qualified employee benefit plan sponsored by the Company, (ii) shares of Common Stock subject to outstanding and as yet unexercised stock options, and (iii) shares of Purchased Common Stock and Designated Common Stock; provided, however, that shares of Purchased Common Stock and Designated Common Stock can be used to pay interest and/or principal with respect to a Purchase Loan if at the time of such payment the SARP Participant is an active employee of the Company or a subsidiary, or the SARP Participant's employment terminated due to death, disability or retirement pursuant to the retirement policy of the Company. For purposes of the immediately preceding sentence, shares of Common Stock shall be valued at the Fair Market Value of such shares on the Business Day immediately preceding the date such shares are delivered to the Company.

                      (d) Other Terms. The promissory notes evidencing the
               Purchase Loans shall contain such other terms and conditions as the Committee may determine, including, without limitation, any special terms relating to the retirement of a SARP Participant prior to the expiration of the term of one or more Purchase Loans.

               7.04 COMMON STOCK CERTIFICATES. As promptly as administratively feasible after each Purchase Date, the Company shall deliver to each SARP Participant one or more stock certificates for the number of shares of Common Stock purchased by such Participant as of such Purchase Date in accordance with this Article VII. The SARP Participant shall then deliver certificates representing a number of shares with a value equal to the principal amount of the Purchase Loan to the Company in pledge for the related Purchase Loan along with an executed security agreement in such form as the Committee shall specify. Upon satisfaction in full of the Purchase Loan, the certificates shall be delivered to the SARP Participant free and clear of any restrictions except for any restrictions that may be imposed by law.

ARTICLE VIII.  RESTRICTED COMMON STOCK

               8.01 RESTRICTED COMMON STOCK AWARDS. As of each Purchase Date, there shall automatically be granted to any SARP Participant who purchases Purchased Common Stock as of such Purchase Date pursuant to
        Article VII an award of one share of Restricted Common Stock for each two shares of Purchased Common Stock. The Purchase Date shall be the Date of Grant of such Restricted Common Stock. As of any date that a SARP Participant delivers a Designation Notice to the Company, in accordance with Section 5.02(b), designating shares of Common Stock as Designated Common Stock, there shall automatically be granted to such Participant an award of one share of Restricted Common Stock for each two shares of Designated Common Stock. The date of delivery of such Designation Notice shall be the Date of Grant of such Restricted Common Stock. The terms of all such Restricted Common Stock awards shall be set forth in an Award Agreement between the Company and the SARP Participant which shall contain such forfeiture periods and conditions, restrictions and other provisions, not inconsistent with these rules, as shall be determined by the Committee.

                      (a) Issuance of Restricted Common Stock. As soon as
               practicable after the Date of Grant of Restricted Common Stock, the Company shall cause to be transferred on the books of the Company shares of Common Stock, registered on behalf of the SARP Participant, evidencing such Restricted Common Stock, but subject to forfeiture to the Company retroactive to the Date of Grant if an Award Agreement delivered to the SARP Participant by the Company with respect to the

               Restricted Common Stock is not duly executed by the SARP Participant and timely returned to the Company. Until the lapse or release of all restrictions applicable to an award of Restricted Common Stock, the stock certificates representing such Restricted Common Stock shall be held in custody by the Company or its designee.

                      (b) Common Stockholder Rights. Beginning on the Date of
               Grant of the Restricted Common Stock and subject to execution of the Award Agreement as provided in Section 8.01(a), the SARP Participant shall become a stockholder of the Company with respect to all Common Stock subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such Common Stock and the right to receive dividends (or dividend equivalents) paid with respect to such Common Stock; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any Restricted Common Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Common Stock and shall be held as prescribed in
               Section 8.01(a).

                      (c) Restriction on Transferability. None of the Restricted
               Common Stock may be assigned, transferred (other than by will or the laws of descent and distribution), pledged, sold or otherwise disposed of prior to lapse or release of the restrictions applicable thereto.

                      (d) Delivery of Common Stock Upon Release of Restrictions.
               Upon expiration or earlier termination of the forfeiture period without a forfeiture, the satisfaction of the Purchase Loan, if any, for the Related Common Stock and the satisfaction of or release from any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Common Stock shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 9.02, the Company shall deliver to the SARP Participant, or, in case of the SARP Participant's death, to the SARP Participant's legal representatives, one or more stock certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

               8.02  TERMS OF RESTRICTED COMMON STOCK.

                      (a) Forfeiture of Restricted Common Stock. Subject to
               Section 8.02(b), all Restricted Common Stock shall be forfeited and returned to the Company and all rights of the SARP Participant with respect to such Restricted Common Stock shall cease and terminate in their entirety if during the forfeiture period (i) the SARP Participant transfers, sells or otherwise disposes of the Related Common Stock other than to a Permitted Transferee or in a transaction constituting a Change in Control or (ii) the employment of the SARP Participant with the Company and its affiliates terminates for any reason or (iii) the SARP Participant defaults on the Purchase Loan, if any, for the Related Common Stock. Unless the Committee, in its sole discretion, provides otherwise in the applicable Award Agreement, the forfeiture period for any shares of Restricted Common Stock shall be five years from the Date of Grant of such Restricted Common Stock. Notwithstanding the foregoing, in the event of the discharge by the Company and its subsidiaries of a SARP Participant without Cause or termination of a SARP Participant's employment by reason of death, Disability or retirement pursuant to the retirement policy of the Company or its applicable subsidiaries, all forfeiture restrictions imposed on Restricted Common Stock shall immediately and fully lapse. In addition, upon the occurrence of a Change in Control, all forfeiture restrictions imposed on Restricted Common Stock shall immediately and fully lapse.

                      (b) Waiver of Forfeiture Period. Notwithstanding anything
               contained in this Article VIII to the contrary, the Committee may, in its sole discretion, waive the forfeiture conditions set forth in any Award Agreement under appropriate circumstances and subject to such terms and conditions (including forfeiture of a proportionate number of the shares of Restricted Common Stock) as the Committee may deem appropriate, provided that the SARP Participant shall at that time have completed at least one year of employment after the Date of Grant.

ARTICLE IX.  MISCELLANEOUS

               9.01 LIMITATIONS ON TRANSFER. Except as otherwise expressly provided in this Plan, the rights and interest of a Participant under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution. During the lifetime of a Participant, only the Participant personally may exercise rights under the Plan.

               9.02 TAXES. The Company shall be entitled to withhold (or secure payment from the SARP Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any Common Stock issuable under the SARP, or with respect to any income recognized upon the lapse of restrictions applicable to Restricted Stock, and the Company may defer issuance of Common Stock hereunder until and unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee or its delegate and shall be payable by the SARP Participant at such time as the Committee determines. The Committee shall prescribe in each Award Agreement one or more methods by which the SARP Participant will be permitted to satisfy his or her tax withholding obligation, which methods may include, without limitation, the payment of cash by the SARP Participant to the Company and the withholding, at the appropriate time, of shares of Common Stock otherwise issuable to the SARP Participant in a number sufficient, based upon the Fair Market Value of such Common Stock, to satisfy such tax withholding requirements.

               9.03 LEGENDS. All certificates for Common Stock delivered under the SARP shall be subject to such transfer restrictions set forth in this Plan and such other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be endorsed on any such certificates making appropriate references to such restrictions.

               9.04 AMENDMENT AND TERMINATION. The Committee shall have complete power and authority to amend or terminate this Plan, including the ESPP or SARP features of the Plan, at any time it is deemed necessary or appropriate. No termination or amendment of the Plan or the SARP feature may, without the consent of the SARP Participant to whom any award shall theretofore have been granted under the SARP, adversely affect the right of such individual under such award; provided, however, that the Committee may, in its sole discretion, make such provision in the Award Agreement for amendments which, in its sole discretion, it deems appropriate. If the Plan or the ESPP feature is terminated, the entire amount of cash allocable to the Share Account of each ESPP Participant hereunder and not theretofore applied to the purchase of shares of Common Stock shall be refunded to each such Participant.

               9.05 NO GUARANTEE OF EMPLOYMENT; REGISTRATION REQUIREMENTS; GOVERNING LAW. Nothing in the Plan shall be deemed to give any Participant hereunder any right of continued employment. If at any time the Company determines, in its sole discretion, that any listing registration, or qualification of the Plan not already obtained is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the implementation of continuation of the Plan, the Company may discontinue the operation of the Plan unless such listing, registration, qualification, consent or approval shall be effected or obtained free of any conditions or with such conditions as are acceptable to the Board of Directors. The foregoing shall not be construed to limit in any way the discretion of the Company to discontinue or terminate the Plan under circumstances other than those enumerated above. The Plan shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any provisions with respect to conflict of laws.

               9.06 ADJUSTMENTS TO REFLECT CAPITAL CHANGES. The number and kind of shares of Common Stock available for issuance under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.